Exhibit n.

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Credit Opportunities 2022 Target Term Fund:

We consent to the use of our report dated February 14, 2017, with respect to the financial statements of Nuveen Credit Opportunities 2022 Target Term Fund, and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information, which are incorporated by reference to the post-effective amendment filed on Form N-2.

/s/ KPMG LLP
March 30, 2017
Chicago, Illinois